                              Attachment to Form 4

        Pursuant to Instruction 5(b)(v) of the General Instructions to Form 4,
this Form 4 is also being filed on behalf of the Reporting Persons set forth below. All of the information set forth in the Attached Form 4 for Jonathan S.
Lavine is the same for the Reporting Persons set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities

                                                                         Amount of
                                                                        Securities
                                                                    Beneficially Owned
                                                     Securities     Following Reported       Ownership        Nature of
                                                   Disposed of (D)    Transaction(s)           Form:          Indirect
Name and Address of Reporting Person                   Amount                              Direct (D) or     Beneficial
                                                                                           Indirect (I)       Ownership
----------------------------------------------     ---------------  ------------------    --------------     ----------
BCM Capital Partners, L.P.                              7,652             488,466                D
Sankaty High Yield Partners II, L.P.                    2,576             164,449                D
Sankaty High Yield Partners III, L.P.                   2,576             164,449                D
Sankaty Credit Opportunities, L.P.                      2,576             164,449                D
Bain Capital V Mezzanine Partners, L.P.                 7,652             488,466                I               (1)
Sankaty High Yield Asset Investors II, LLC              2,576             164,449                I               (2)
Sankaty High Yield Asset Investors III, LLC             2,576             164,449                I               (3)
Sankaty Credit Opportunities Investors, LLC             2,576             164,449                I               (4)
Sankaty Investors, LLC                                  7,652             488,466                I               (1)
Sankaty Investors II, LLC                               2,576             164,449                I               (2)
Sankaty Investors III, LLC                              2,576             164,449                I               (3)
Sankaty Credit Member, LLC                              2,576             164,449                I               (4)
Bain Capital Fund IV, L.P.                             163,062          10,409,224               I               (5)
Information Partners                                    5,741             366,448                I               (5)
BCIP Associates                                         9,453             603,434                I               (5)
BCIP Trust Associates, L.P.                             5,613             358,326                I               (5)
Bain Capital Partners V, L.P.                          113,458           7,242,675               I               (5)
BCIP Trust Associates II                                 58                3,710                 I               (5)
BCIP Trust Associates II-B                               19                1,170                 I               (5)

        (1)     Jonathan S. Lavine, as the sole managing member of Sankaty
                Investors, LLC ("SI"), SI, as the sole general partner of Bain
                Capital V Mezzanine Partners, L.P. ("BCMP"), and BCMP, as the
                sole general partner of BCM Capital Partners, L.P. ("BCM") may each be deemed to share voting and dispositive power with
                respect to the 488,466 shares held by BCM. Mr. Lavine, SI and
                BCMP disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
        (2)     Jonathan S. Lavine, as the sole managing member of Sankaty
                Investors II, LLC ("SI II"), SI II, as the sole managing member of Sankaty High Yield Asset Investors II, LLC ("SAI II") and SAI
                II, as the sole general partner of Sankaty High Yield Partners
                II, L.P. ("SP II") may each be deemed to share voting and
                dispositive power with respect to the 164,449 shares held by SP
                II. Mr. Lavine, SI II and SAI II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
        (3)     Jonathan S. Lavine, as the sole managing member of Sankaty
                Investors III, LLC ("SI III"), SI III, as the sole managing member of Sankaty High Yield Asset Investors III, LLC ("SAI
                III"), and SAI III, as the sole general partner of Sankaty High
                Yield Partners III, L.P. ("SP III") may each be deemed to share voting and dispositive power with respect to the 164,449 shares held by SP III. Mr. Lavine, SI III and SAI III disclaim
                beneficial ownership of such shares except to the extent of their pecuniary interest therein.
        (4)     Jonathan S. Lavine, as the sole managing member of Sankaty
                Credit Member, LLC ("SC Member"), SC Member, as the sole
                managing member of Sankaty Credit Opportunities Investors, LLC
                ("SCO Investors"), and SCO Investors, as the sole general
                partner of Sankaty Credit Opportunities, L.P. ("SCO") may each be deemed to share voting and dispositive power with respect to the 164,449 shares held by SCO. Mr. Lavine, SC Member and SCO
                Investors disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.
        (5)     Jonathan S. Lavine is a member of Bain Capital Investors, LLC
                ("BCI") which is (i) the general partner of Bain Capital
                Partners V, L.P. ("BCP V") and Bain Capital Partners IV, L.P.
                ("BCP IV"), which is in turn the sole general partner of Bain
                Capital Fund IV, L.P. ("Fund IV") and the managing partner of
                Information Partners ("IP"), (ii) the sole member of the
                management committee of BCIP Associates ("BCIP") and BCIP Trust
                Associates, L.P. ("BCIPTA") and (iii) the managing partner of each of BCIP Trust Associates II ("BCIPTA II") and BCIP Trust
                Associates II-B ("BCIPTA II-B"). Additionally, he and/or
                entities affiliated with him are partners of BCIP, BCIPTA and
                BCIPTA II. Accordingly, he, BCI and BC IV may be deemed to share voting and dispositive power with respect to the shares held by
                Fund IV, BCP V, IP, BCIP, BCIPTA, BCIPTA II and BCIPTA II-B. Mr.
                Lavine, BCP IV, and BCI disclaim beneficial ownership of all such shares except to the extent of their pecuniary interest therein.
        (6)     BCM, SP II, SP III, and SCO are parties to a Stock Transfer
                Agreement dated as of March 23, 2003 and a Stockholder Selling
                Agreement dated as of August 2, 2004 and consequently may be considered to acting as a group with the other persons and entities party thereto. The Reporting Person disclaim beneficial ownership of all such shares held by such parties and make this filing on behalf of themselves only.

                Signature of Reporting Persons:

                SANKATY INVESTORS, LLC, for itself, on behalf of itself in its capacity as general partner of Bain Capital V Mezzanine
                Partners, L.P., and on behalf of Bain Capital V Mezzanine
                Partners, L.P. in its capacity as general partner of BCM Capital
                Partners, L.P.

                SANKATY INVESTORS II, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
                Investors II, LLC, and on behalf of Sankaty High Yield Asset
                Investors II, LLC in its capacity as general partner of Sankaty
                High Yield Partners II, L.P.

                SANKATY INVESTORS III, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty High Yield Asset
                Investors III, LLC, and on behalf of Sankaty High Yield Asset
                Investors III, LLC in its capacity as general partner of Sankaty
                High Yield Partners III, L.P.

                SANKATY CREDIT MEMBER, LLC, for itself, on behalf of itself in its capacity as managing member of Sankaty Credit Opportunities
                Investors, LLC, and on behalf of Sankaty Credit Opportunities
                Investors, LLC in its capacity as general partner of Sankaty
                Credit Opportunities, L.P.

                /s/ Jonathan S. Lavine
                -----------------------------------
                Name: Jonathan S. Lavine
                Title: Managing Director

                /s/ Jonathan S. Lavine
                -----------------------------------
                Jonathan S. Lavine